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                                                                     Exhibit 3.4

                           EIGHTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 INHIBITEX, INC.

                  Inhibitex, Inc., a corporation organized and existing under the General Corporation law of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is Inhibitex, Inc. (the "Corporation"), which is the name under which the Corporation was originally incorporated. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 13, 1994.

                  2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

                  3. The text of the Certificate of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

         FIRST:            The name of the corporation is Inhibitex, Inc. (the
"Corporation").

         SECOND:           The registered office of the Corporation is located
at 1209 Orange Street, in the City of Wilmington, County of New Castle,
State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD:            The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:           The total number of shares of all classes of stock
which the Corporation shall be authorized to issue is 80,000,000, of which 75,000,000 shall be designated as Common Stock with a par value of $0.001 per share and 5,000,000 shall be designated as Preferred Stock with a par value of $0.001 per share.

                  (a) Common Stock. The powers, preferences and relative participating, optional or other rights, and the qualifications, limitations and restrictions in respect of the Common Stock are as follows:

                  Subject to the prior or equal rights of any holders of Preferred Stock, the holders

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of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation available for distribution, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

                  (b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         FIFTH: (a) Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors, subject to any right of the holders of any class or series of Preferred Stock to elect additional directors, shall be fixed from time to time by the Board of Directors pursuant to the Amended and Restated By-Laws of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

                  (b) Classification. Immediately subsequent to the effective date of this Amended and Restated Certificate of Incorporation, the Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3, as nearly equal in number as the then total number of

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directors constituting the whole board permits, with the term of office of one class expiring each year. The term of the directors of Class 1 shall expire at the first election of directors after the effective date of this Amended and Restated Certificate of Incorporation, the term of the directors of Class 2 shall expire at the second election of directors after the effective date of this Amended and Restated Certificate of Incorporation and the term of the directors of Class 3 shall expire at the third election of directors after the effective date of this Amended and Restated Certificate of Incorporation. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

                  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors. Notwithstanding the foregoing, whenever holders of any shares of Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders.

                  (c) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from (i) an increase in the authorized number of directors elected by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class, (ii) death, (iii) resignation, (iv) retirement, (v) disqualification, (vi) removal from office or (vii) any other cause, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                  (d) Removal. Subject to the rights of the holders of any series of Preferred Stock, a director may be removed only for cause, and only by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class. For purposes of removal of a director of the Corporation, "cause" shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any wholly-owned subsidiary of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and, if cure is possible, such director shall not have cured such act or omission within 60 days after the delivery of such notice.

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         SIXTH:            Stockholder Action. Subject to the rights of the
holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders pursuant to this Amended and Restated Certificate of Incorporation or under applicable law may be effected only at a duly called annual or special meeting of stockholders and with a vote thereat, and may not be effected by consent in writing. Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Subject to applicable law and the rights of holders of any series of Preferred Stock, stockholders are not permitted to call an annual or special meeting or to require that the Board of Directors call an annual or special meeting.

         SEVENTH:          Powers of Directors. In furtherance and not in
limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (i) to allot and authorize the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class;

                  (ii) to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the Board of Directors; and

                  (iii) the Board of Directors shall have the power to make, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders of the Corporation.

         EIGHTH:           Directors' Liability. No director shall be personally
liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification.

         NINTH:            (a)       Indemnification. Each person who was or is
made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

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"proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, excise tax or penalties pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that if the General Corporation Law of the State of Delaware so requires, the director, officer or employee shall deliver an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article Ninth or otherwise.

                  (b) Nonexclusivity. The rights of indemnification provided in this Article Ninth shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applied to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

                  (c) Insurance. The Corporation may purchase and maintain insurance to protect any persons against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article Ninth or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  (d) Amendment. No amendment to or repeal of this Article Ninth shall diminish or have any adverse effect on the rights of any individual referred to in this Article Ninth for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

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                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of the ___ day of April, 2004.

                                        _______________________________________
                                        William D. Johnston, Ph.D.
                                        Chief Executive Officer

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